EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Proxy Statement/Prospectus and related Amendment No. 1 to Registration Statement No. 333-210877 on Form S-4 of our report dated March 29, 2016 with respect to the consolidated financial statements of Canterbury Park Holding Corporation (the “Company”) which are included in the Company’s Annual Report on Form l0-K for the year ended December 31, 2015.

/s/ Wipfli LLP

Minneapolis, Minnesota
May 17, 2016